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                                                                EXHIBIT 10.37

                      NON-INTEREST BEARING PROMISSORY NOTE




$25,000                                          Oklahoma City, Oklahoma
Dated:  November 19, 2001                        Maturity Date:  March 19, 2002

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of NORTHEAST RURAL SERVICES, a subsidiary of Northeast Oklahoma Electric Cooperative, Inc., a cooperative corporation organized under the laws of Oklahoma, (the "Holder") at such place as may be designated by the Holder of this promissory note (the "Note"), on the above specified maturity date, the principal sum of TWENTY-FIVE THOUSAND AND NO/100'S DOLLARS ($25,000), without interest. The principal shall be due and payable on the Maturity Date which shall be March 19, 2002

     Whenever any payment shall be due under this Note on a day that is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     Capitalized terms used herein which are not otherwise defined shall have the meaning as described in that certain Asset Purchase Agreement between the parties dated of even date herewith (the "Asset Purchase Agreement").

     EVENT OF DEFAULT. Except as set forth in the preceding section, the failure to pay principal when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.

     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.



     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.

                                  FULLNET COMMUNICATIONS, INC.


                                  By: /s/ TIMOTHY J. KILKENNY
                                      --------------------------------------
                                      Timothy J. Kilkenny, President and CEO


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